EXECUTION COPY

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”), dated as of March ___, 2006 (“Effective Date”) is entered into by and among ICEWEB ONLINE, INC., a Virginia corporation (“IOI”); ICEWEB, INC., a Delaware corporation (“IceWEB”); PATRIOTNET, INC., a Virginia corporation (“PatriotNet”); and PATRIOT COMPUTER GROUP, INC., a Virginia corporation (“PCG”).

RECITALS:

A.	PatriotNet is in the business of providing high-quality Internet services and acclaimed customer care and support (the “Business”).

B.	PatriotNet is the owner of certain assets which IOI wishes to acquire in exchange for certain cash consideration and common stock of IceWEB.

C.
IOI and IceWEB require and rely on representations and warranties by PatriotNet and PCG in consideration for IOI’s purchase of Assets (as defined below) and IceWEB’s issuance of IceWEB Shares (as defined below)

NOW THEREFORE, in consideration of the Recital above, mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
ACQUISITION OF ASSETS

SECTION 1.1 - ACQUISITION OF ASSETS; ASSUMPTION OF LIABILITIES

1.11 Acquisition of Assets. IOI and PatriotNet hereby agree that for and in consideration of (a) the payment of cash consideration by IOI to PatriotNet of ONE HUNDRED NINETY THOUSAND AND NO/100 US DOLLARS (US $190,000.00) at Closing; (b) the issuance by IceWEB of 100,000 shares of IceWEB common stock to PatriotNet at Closing; and (c) the assumption by IOI of certain PatriotNet liabilities as defined below, PatriotNet shall sell to IOI, and IOI shall purchase from PatriotNet, free of all liens and encumbrances, to the extent of PatriotNet’s rights therein and except those excluded assets set forth on Schedule 1.11(a), all of the assets of PatriotNet related to or useful in the Business as set forth on Schedule 1.11(b) (“Assets”) and described generally as follows:

a. Software and Documentation. Software and documentation developed, under development, and used by PatriotNet, including the billing system referred to as Sherlock, plus all other software and documentation developed by or for PatriotNet at any time.

b. Other Content. Content not included in the software assets described in subparagraph a. above, whether said content is analog or digital, voice, video, or data content stored on tape, disk, or any form of analog, digital, electronic, or other media.

c. Customer Contracts. Contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity (including for-profit businesses, non-profit organizations, and government entities) respecting the provision of Internet, technology, business and telework solutions and consulting businesses, broadband and narrowband Internet access service, and other businesses operated by PatriotNet or otherwise arising out of the Business. Also included, without limiting the inclusiveness of the customer contracts included among the Assets, are sales leads, teaming arrangements in process, hosting opportunities, and application service provider software provision opportunities.

d. Computer, and other Equipment. Computer, telecommunications, and other equipment and devices, peripheral devices, input/output devices, including mini- and micro-computers and other digital and analog data, voice, and video equipment of all types; modems, routers, switches, gateways, UPS equipment, telecommunications equipment, media, and tools and all ROMs, tapes, diskettes, and electronic media (the “Equipment”), including PatriotNet’s rights under all related warranties.

e. Office Furniture. Office furniture and fixtures.

f. Leases. The entire leasehold or rental interest arising under leases of:

(i) Equipment, including data processing hardware and associated telecommunications equipment, media, and tools;

(ii) Office furnishings and fixtures; and

(iii) Other personalty.

g. Other Contracts. Other contracts, agreements, licenses, commitments, arrangements, and permissions.

h. Business Records. Copies of all business and marketing records, including accounting and operating records, asset ledgers, inventory records, budgets, personnel records, payroll records, customer lists, employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, files, correspondence and mailing lists, advertising materials and brochures, and other business records.

i. Authorizations. Governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, and local governmental authorities, but subject, as to the re-assignability to IOI, to the procurement of any required government consents which shall be the sole responsibility of IOI after the Closing.

j. Accounts Receivable. Accounts receivable as of the Effective Date, including all license fees, maintenance fees, hosting fees, and charges owing or to become owing to PatriotNet under Customer Contracts.

k. Websites, Domain Names, and Intellectual Property. Websites, domain names, patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, reservations of names and domain names, and applications pertaining thereto), and all other intellectual property rights, trade secrets, know-how, show-how, and other proprietary information, processes, and formulae (the “Intellectual Property”). The Websites and Intellectual Property includes the <patriot.net> website, the <patriot.net> domain name, the PatriotNet service mark and trademark, all registered trademarks and service marks, all reserved trade names, all registered copyrights, and all filed patent applications and issued patents owned by PatriotNet.

l. Insurance Policies. Insurance and reinsurance, surety, bonding, or indemnity policies, binders, or contracts, and the benefits of any prior insurance coverage to the extent still available.

m. Claims. Claims PatriotNet may have against any person relating to or arising from the Assets, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and choses in action.

n. Liquid Assets. Deposits, other receivable items, prepaid expense items, and investments, and all other products and proceeds of any Assets.

o. Business Interests, Participations, and Ownership Positions. Interests, participations, and ownership positions held by PatriotNet in any corporation, partnership, joint venture, co-marketing arrangement, or similar enterprise or undertaking relating to PatriotNet’s Business.

p. Agreements with Employees and Independent Contractors Respecting Intellectual Property. Agreements with employees and independent contractors: acknowledging development of works for hire by employees and/or contractors for PatriotNet; assigning inventions and other intellectual property assignments; promising confidentiality, non-disclosure, and non-competition; and other agreements, covenants, restrictions and prohibitions, protecting PatriotNet’s Business and intellectual property rights. Provided, however, that said agreements respecting intellectual property shall in no way obligate IOI to employ any persons or accept duties delegated under independent contracts, except to the extent liabilities are expressly assumed in connection with the purchase of Assets.

q. Security and other Deposits. All deposits posted by PatriotNet related to the Business. However, IOI is not assuming any lease of real property entered into by PatriotNet or PCG. Therefore, any security deposit posted with a landlord of real property (other than owners of co-location and other third party hosting facilities) is not assigned to IOI.

1.12 Assumption of Liabilities. IOI and PatriotNet hereby agree that, in connection with the Assets being acquired by IOI from PatriotNet, PatriotNet shall delegate to IOI those liabilities as set forth in Schedule 1.12.a only, and IOI agrees to accept and assume those liabilities. Liabilities of PatriotNet not being assumed are set forth in Schedule 1.12.b.

SECTION 1.2 - ISSUANCE OF SHARES

1.21 Issuance of Shares. IOI, IceWEB and PatriotNet hereby agree that on the Closing Date (as hereinafter defined), IceWEB shall issue to PatriotNet ONE HUNDRED THOUSAND (100,000) shares of IceWEB Common Stock (the “IceWEB Shares”).

1.22 Delivery of IceWEB Shares. Prior to or on the Closing Date, IceWEB will instruct its transfer agent to deliver the certificate representing the IceWEB Shares to PatriotNet at the Closing.

1.23 Investment Intent. The IceWEB Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be resold unless the IceWEB Shares are registered under the Act or an exemption from such registration is available. PatriotNet represents and warrants it is acquiring the IceWEB Shares for investment, and not with a view to the sale or distribution of the IceWEB Shares. Each certificate representing the IceWEB Shares will have a legend thereon incorporating language as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act or any applicable state securities laws. The shares are further subject to the terms of that certain Asset Purchase Agreement dated March ___, 2006, terms of which will be made available by the Company.”

1.24 Registration Rights.

a. Incidental Registration. In connection with any future Public Offering of IceWEB securities, PatriotNet shall have the right to require IceWEB to include all or (at PatriotNet’s election) any portion of the IceWEB Shares. Notwithstanding the foregoing, if the underwriters shall advise IceWEB in writing that, in their experience and professional opinion arrived at in good faith based upon existing market conditions, inclusion of such number of IceWEB Shares will adversely affect the price or distribution of the securities to be offered in such Public Offering, then PatriotNet shall then have the right to include only such number of IceWEB Shares that such advice by the underwriters indicates may be distributed without adversely affecting the other planned distribution of the securities. As between PatriotNet and any other holders of IceWEB Common Stock requesting to be included in such Public Offering, such availability for inclusion in the registration for such Public Offering shall be allocated pro rata based upon the total number of shares of IceWEB Common Stock owned or purchasable. In connection with any underwritten Public Offering, provided that all other holders of equity interests of IceWEB are subject to identical (or more restrictive) restrictions with respect to their equity interests, then Shareholders shall agree to refrain from selling or otherwise transferring (other than to affiliates) any IceWEB Shares not included in such Public Offering for a period of time (not to exceed 14 calendar days prior to and 180 calendar days after the effective date of the registration statement for such Public Offering) as may be appropriate under the circumstances and reasonably requested by IceWEB and the underwriters for such offering.

b. Certain Additional Agreements in Connection with Registrations. In connection with any Public Offering, IceWEB (i) shall furnish PatriotNet such numbers of copies of registration statements and prospectuses (and amendments and supplements thereto) as PatriotNet may reasonably request, and (ii) shall take all such other actions as are necessary or advisable to facilitate the registration and sale of such IceWEB Shares. In connection with any Public Offering as to which a Shareholder is requesting registration of IceWEB Shares, PatriotNet (A) shall provide IceWEB with such information regarding itself as may be reasonably required by IceWEB, and (B) shall reasonably cooperate with IceWEB in the preparation of the registration statement. In connection with any offering of IceWEB Shares pursuant to the provisions of this Section, IceWEB and PatriotNet shall provide each other with customary indemnifications that are no more favorable to IceWEB than those applicable to any other Persons participating in such Public Offering.

c. Public Offering means any issuance or other sale of any IceWEB Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire common Stock or such securities) of IceWEB pursuant to a registration statement filed with the Commission under the Securities Act, other than (i) a registration on Form S-8 (or any successor form) relating solely to employee benefits or stock plans and (ii) a registration of IceWEB Common Stock entirely or primarily for the benefit of Barron Partners, LP, or its designees or assignees; provided, however, that if a registration statement is filed at the request of holders of the Common Stock of IceWEB and no shares of Common Stock will be sold under such registration statement on the account of IceWEB, then such registration statement will only be considered a Public Offering if such offering will result in gross proceeds of at least $5,000,000 to the selling security holders.

ARTICLE II
CLOSING

2.01 Time and Place of Closing. The transactions contemplated by this Agreement shall be consummated on or before five (5) business days following the Effective Date, at the law offices of Ira S. Saul, PLC, 4126 Leonard Drive, Fairfax Virginia 22030 (the “Closing Date”). The time and place at which the transactions contemplated hereby are consummated is hereinafter referred to as the “Closing”.

2.02 Deliveries at Closing. At the Closing:

(a) Subject to the Escrow Agreement as set forth in Paragraph 2.03 below, IOI shall deliver to PatriotNet the cash proceeds of $190,000.00;

(b) IceWEB shall deliver to PatriotNet, or provide its transfer agent instructions to issue and deliver, the IceWEB Shares;

(c) PatriotNet shall deliver the Assets to IOI, including all transfers required to be carried out through third parties (e.g., transfer of patriot.net domain name through Verisign).

(d) PatriotNet shall deliver Articles of Amendment changing its name to a name that does not use the “PatriotNet” trademark and service mark acquired by IOI, which shall be completed within five (5) business days following Closing; and

(e) PatriotNet and IOI shall execute and deliver each to the other the Non-Solicitation Covenant (as defined below).

2.03 Escrow. At the Closing $50,000.00 (the “Escrow Amount”) will be deducted from the cash proceeds and held in escrow with Elizabeth C. Barclay, PLC, Escrow Agent, to pay undisclosed liabilities of PatriotNet or damages suffered by IOI or IceWEB because of a breach of representations and warranties by PatriotNet or PCG. The Escrow Agreement is attached as Exhibit 2.03.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF PATRIOTNET AND PCG

PatriotNet and PCG, jointly and severally, hereby represent and warrant to IceWEB and IOI, jointly and severally, as follows:

3.01 Legal Capacity of PatriotNet.

(a) PatriotNet has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by PatriotNet, and the consummation by it of the transactions contemplated hereby, does not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which PatriotNet is a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which PatriotNet is subject or by which PatriotNet or any of its respective assets or properties is bound.

(c) This Agreement has been duly and validly executed by PatriotNet, and constitutes a valid and binding obligation of PatriotNet enforceable against PatriotNet in accordance with its terms.

3.02 Organization and Authority of PatriotNet. PatriotNet is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to carry on its Business as presently conducted and to own or lease and to operate its properties. PatriotNet is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the Business, financial condition, results of operations, assets or properties of PatriotNet (a “PatriotNet Material Adverse Effect”). PatriotNet has no subsidiaries.

3.03 Legal Capacity of PCG.

(a) PCG has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by PCG and the consummation by them of the transactions contemplated hereby, do not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which PCG is a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which PCG is subject or by which PCG or any of its assets or properties is bound.

(c) This Agreement has been duly and validly executed by PCG and constitutes a valid and binding obligation of PCG enforceable against PCG in accordance with its terms.

3.04 Organization and Authority of PCG. PCG is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. PCG is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations, assets or properties of PCG (a “PCG Material Adverse Effect”). PatriotNet is a wholly owned subsidiary of PCG.

3.05 PatriotNet Common Stock owned by PCG. PCG has good and marketable title to all of the issued and outstanding common stock of PatriotNet, which is fully paid and non-assessable.

3.06 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors and by the Shareholders of both PatriotNet and PCG. Copies of all of said consents and approvals are attached as Schedule 3.06. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no other approval or consent of, or filing with or notice or payment to, any other person is required by PatriotNet or PCG in connection with the execution and delivery by PatriotNet and PCG of this Agreement and the consummation and performance by it of the transactions contemplated hereby. To the Knowledge (defined below) of PatriotNet and PCG, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by PatriotNet and PCG of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of PatriotNet’s or PCG’s obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By-Laws of PatriotNet or PCG, as the same have been amended and/or restated from time to time; (ii) any instrument, contract or other material agreement by or to which PatriotNet or PCG is a party or by or to which PatriotNet’s or PCG’s assets or properties are bound or subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, PatriotNet or PCG, or the respective assets or properties of PatriotNet or PCG; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to PatriotNet or PCG, or any of their respective assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the capital stock of PatriotNet or PCG, or assets or property of PatriotNet or PCG. For purposes of this Agreement, “Knowledge” in the case of PatriotNet and PCG shall mean the actual knowledge of Cynthia H. de Lorenzi, Chief Executive Officer of PatriotNet and PCG, following reasonable inquiry by Cynthia H. de Lorenzi.

3.07 Litigation. To the Knowledge of PatriotNet, there is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving PatriotNet, or PCG, or any of PatriotNet’s or PCG’s properties or rights which (a) could reasonably be expected to have a PatriotNet Material Adverse Effect, or (b) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

3.08 Taxes. PatriotNet and PCG have filed or will file all tax returns that either was required to file, and have paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct. None of the income tax returns filed by, on behalf of or with respect to PatriotNet or PCG is currently the Subject of an audit, and no notice of a planned audit has been received by PatriotNet. PatriotNet is a C-corporation.

3.09 Corporate Records. PatriotNet has granted IOI and IceWEB access to all the tax, accounting, corporate and financial books and records relating to the Business. To the Knowledge of PatriotNet and PCG, all financial statements and other supporting information regarding the financial affairs relating to the Business supplied to IOI and IceWEB are true and correct in all material respects. Copies of financial statements submitted to IOI, on which IOI relies in purchasing the Assets, are attached as Schedule 3.09.

3.10 PatriotNet’s Properties. PatriotNet has good and marketable title to all its Assets, including its contracts, domain names, websites, personal property, equipment, fixtures, customer contracts, software, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to PatriotNet), in each case free and clear of all liens, claims and encumbrances of every kind and character. PatriotNet has no ownership interest in any real property, but it does have a leasehold interest as provided to IOI and IceWEB. The assets and properties owned, operated or leased by PatriotNet and used in its Business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

3.11 Insurance. PatriotNet has granted IOI and IceWEB access to all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity the bonds held by PatriotNet. To the Knowledge of PatriotNet, PatriotNet is not in default with respect to any provisions of any such policy and has not failed to give any notice or present any claim hereunder in due and timely fashion. To the Knowledge of PatriotNet, all policies of insurance and the bonds are: (1) in full force and effect; (2) are sufficient for compliance by PatriotNet with all requirements of law and of all agreements and instruments to which PatriotNet is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of PatriotNet in amounts at least equal to customary coverage in PatriotNet’s industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will terminate or lapse by reason of, the transactions contemplated by this Agreement.

3.12 Employment Matters. PatriotNet has granted IOI and IceWEB access to all information regarding PatriotNet’s officers, their contracts, base salaries, accrued vacation pay, sick pay, and severance pay. PatriotNet has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. PatriotNet has not been a party to a “prohibited transaction,” which would subject PatriotNet to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against PatriotNet pending or threatened, and to the Knowledge of PatriotNet, there are no union organizing activities currently pending or threatened against or involving PatriotNet. There are no employment agreements being assigned and delegated to IOI. PatriotNet and PCG hold IOI and IceWEB absolutely free and harmless from all liabilities to PatriotNet employees and PCG employees.

3.13 Compliance with Laws. PatriotNet is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its Business, and has not received any actual or, to the Knowledge of PatriotNet, threatened complaint, citation or notice of violation or investigation from any governmental authority.

3.14 Compliance with Environmental Laws. PatriotNet is in compliance with all applicable pollution control and environmental laws, rules and regulations. PatriotNet has no environmental licenses, permits and other authorizations relative to compliance with environmental laws, rules and regulations.

3.15 Validity. All contracts, agreements, leases and licenses to which PatriotNet is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no material breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of PatriotNet or by any other party thereto.

3.16 No Brokers. PatriotNet is not a party to any agreement pursuant to which PatriotNet, IOI, or IceWEB will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby.

3.17 No Brokers. PCG is not a party to any agreement pursuant to which PCG, PatriotNet, IOI, or IceWEB will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby.

3.18 Information on IceWEB. PatriotNet represents that it is an “accredited investor,” as such term is defined in Regulation D promulgated by the Act, is experienced in investments and business matters, has made investments of a speculative nature and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable it to utilize the information made available by IceWEB to evaluate the merits and risks of and to make an informed investment decision with respect to this Agreement, which represents a speculative investment. PatriotNet is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

3.19 Ownership of PatriotNet Shares and Authorization of Agreement. PCG represents that it is the sole owner of record and beneficially owns all of the shares of capital stock of PatriotNet issued and outstanding, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating PatriotNet to issue, sell or transfer any stock or other securities of PatriotNet.

3.20 No Untrue Statements. No representation or warranty made by PatriotNet in this Agreement, or in any Schedule or Exhibit attached hereto, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein or therein not misleading. PatriotNet has not knowingly failed to disclose to IceWEB and IOI any facts material to the condition (financial or otherwise), properties, business, operations or prospects of PatriotNet.

3.21 Prior Registration Rights. PatriotNet is under no obligation, contractual or otherwise, to register under the Act, any of its presently outstanding securities or any securities that may subsequently be issued by PatriotNet.

3.22 Non-Solicitation Covenant. Following the Closing, PatriotNet, PCG, and Cynthia H. de Lorenzi agree not to solicit the customers of PatriotNet, or IOI or IceWEB, in an attempt to provide goods or services to any such customer related to the Business, all as set forth in the Non-Solicitation Covenant attached at Schedule 3.22.

ARTICLE IV
[RESERVED]

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ICEWEB

IceWEB hereby represents and warrants to PatriotNet as follows:

5.01 Legal Capacity of IceWEB.

(a) IceWEB has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by IceWEB, and the consummation of the transactions contemplated hereby, do not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which IceWEB is a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which IceWEB is subject or by which IceWEB or any of its respective assets or properties is bound.

(c) This Agreement has been duly and validly executed by IceWEB, and constitutes a valid and binding obligation of IceWEB enforceable against IceWEB in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

5.02 Organization and Authority of IceWEB. IceWEB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. IceWEB is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations, assets or properties of IceWEB (an “IceWEB Material Adverse Effect”).

5.03 Capitalization. The authorized, issued and outstanding capital stock of IceWEB is listed in filings with the US Securities and Exchange Commission. The IceWEB Shares have been duly authorized and, upon issuance as contemplated hereby, will be validly issued, fully paid and non-assessable and not subject to the preemptive or anti-dilution rights of any person.

5.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the IceWEB Board of Directors. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to IceWEB in connection with the execution and delivery by IceWEB of this Agreement and its consummation and performance of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by IceWEB of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of IceWEB’s obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Certificate of Incorporation or By-Laws of IceWEB (ii) any material instrument, contract or other agreement by or to which IceWEB is a party or by or to which IceWEB’s assets or properties are bound or Subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IceWEB or the assets or properties of IceWEB; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to IceWEB or any of the its assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of IceWEB.

5.05 Filings. The Common Stock of IceWEB is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). IceWEB has filed with the United States Securities and Exchange Commission (“SEC”) all reports required to be filed by it under the Exchange Act (the “SEC Filings”), and IceWEB is current in its filing obligations under the Exchange Act. The cumulative SEC Filings are true, complete and accurate in all material respects.

5.06 Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving IceWEB or any of its properties or rights which (i) could reasonably be expected to have an IceWEB Material Adverse Effect, or (ii) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

5.07 Taxes. IceWEB has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to IceWEB is currently the Subject of an audit, and no notice of a planned audit has been received by or on behalf of IceWEB.

5.08 No Brokers. IceWEB is not a party to any agreement pursuant to which PatriotNet, PCG, IceWEB, or IOI will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby and any action by IceWEB.

5.09 Knowledge of Inaccuracies. IceWEB has no knowledge that any of the representations or warranties of PatriotNet or PCG in this Agreement are inaccurate or in breach.

5.10 Examination. IceWEB and its representatives have received or been given access to all of the information described or referred to in this Agreement and all other information requested by them. IceWEB and its representatives have been afforded the opportunity to meet with, ask questions of and receive answers from the management of PatriotNet and PCG regarding the Business in connection with the determination by IceWEB to enter into this Agreement and the agreements related hereto and consummate the transactions contemplated hereby and thereby, and all such questions have been answered to the full satisfaction of IceWEB.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF IOI

IOI hereby represents and warrants to PatriotNet as follows:

6.01 Legal Capacity of IOI.

(a) IOI has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by IOI, and the consummation of the transactions contemplated hereby, do not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which IOI is a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which IOI is subject or by which IOI or any of its respective assets or properties is bound.

(c) This Agreement has been duly and validly executed by IOI, and constitutes a valid and binding obligation of IOI enforceable against IOI in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

6.02 Organization and Authority of IOI. IOI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. IOI is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations, assets or properties of IceWEB (an “IOI Material Adverse Effect”).

6.03 Capitalization. The authorized capital stock of IOI consists of 5,000 shares of IOI Common Stock, of which 1,000 shares of IOI Common Stock are issued and outstanding on the date hereof. IOI is a wholly owned subsidiary of IceWEB. IOI is not a party to or bound by any options, calls, voting agreements, contracts, or commitments of any character relating to any issued or unissued capital stock or any other equity security issued or to be issued by IOI. The issued and outstanding IOI Common Stock has been duly authorized and is validly issued, fully paid and non-assessable and not subject to the preemptive or anti-dilution rights of any person.

6.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the IOI Board of Directors. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to IOI in connection with the execution and delivery by IOI of this Agreement and its consummation and performance of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by IOI of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of IOI’s obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By-Laws of IOI (ii) any material instrument, contract or other agreement by or to which IOI is a party or by or to which IOI’s assets or properties are bound or Subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IOI or the assets or properties of IOI; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to IOI or any of the its assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of IOI.

6.05 Reserved.

6.06 Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving IOI or any of its properties or rights which (i) could reasonably be expected to have an IOI Material Adverse Effect, or (ii) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

6.07 Taxes. IOI has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to IOI is currently the Subject of an audit, and no notice of a planned audit has been received by or on behalf of IOI.

6.08 No Brokers. IOI is not a party to any agreement pursuant to which PatriotNet, PCG, IceWEB, or IOI will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby and any action by IOI.

6.09 Knowledge of Inaccuracies. IOI has no knowledge that any of the representations or warranties of PatriotNet or PCG in this Agreement are inaccurate or in breach.

6.10 Examination. IOI and its representatives have received or been given access to all of the information described or referred to in this Agreement and all other information requested by them. IOI and its representatives have been afforded the opportunity to meet with, ask questions of and receive answers from the management of PatriotNet and PCG regarding the Business in connection with the determination by IOI to enter into this Agreement and the agreements related hereto and consummate the transactions contemplated hereby and thereby, and all such questions have been answered to the full satisfaction of IOI.

ARTICLE VII
CONDITIONS PRECEDENT TO THE
OBLIGATION OF ICEWEB AND IOI TO CLOSE

The obligation of IceWEB and IOI to close the transactions contemplated hereby is subject to the fulfillment by PatriotNet and PCG prior to Closing of each of the following conditions, which may be waived in whole or in part by IceWEB and IOI:

7.01 Compliance with Representations, Warranties and Covenants. The representations and warranties and covenants of PatriotNet and PCG contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and PatriotNet and PCG shall have performed all agreements, covenants and conditions required to be performed by PatriotNet and PCG prior to the Closing.

7.02 No Adverse Change. There shall have been no event which has, had, or may have a material adverse effect upon the Business, financial condition, results of operation, assets, liabilities or prospects of PatriotNet or PCG.

7.03 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

7.04 Documents to be Delivered by PatriotNet and PCG. PatriotNet and PCG shall have delivered all of the documents required to be delivered to IOI and IceWEB under this Agreement.

7.05 Assets to be Delivered by PatriotNet. PatriotNet shall have delivered the Assets to IOI and the Assets shall be as represented in this Agreement.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF PATRIOTNET AND PCG TO CLOSE

The obligations of PatriotNet and PCG to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived, in whole or in part, by PatriotNet or PCG, respectively:

8.01 Compliance with Representations, Warranties and Covenants. The representations and warranties made by IceWEB and IOI in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and IceWEB and IOI shall have performed all agreements, covenants and conditions required to be performed by IceWEB and IOI prior to the Closing.

8.02 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

8.03 Issuance of IceWEB Shares and Payment of Cash Proceeds. IceWEB shall issue 100,000 IceWEB Shares and cause its transfer agent to deliver the certificates representing such shares, and IOI shall have paid the $190,000.00 to the Closing agent for disbursement, and reimbursement of the attorneys’ fees of counsel to PatriotNet and PCG, as required by this Agreement.

ARTICLE IX

MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

9.01 Modifications. IceWEB, IOI, PatriotNet and PCG may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

9.02 Waivers. IceWEB, IOI, PatriotNet and PCG may, in writing, extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

9.03 Termination before Closing. This Agreement may be terminated before the Closing:

(a) By the mutual consent of IceWEB, IOI and PatriotNet;

(b) By IceWEB and IOI, if the representations and warranties of PatriotNet and PCG set forth herein shall not be accurate, or conditions precedent set forth herein shall not have been satisfied in all material respects;

(c) By PatriotNet and PCG, if the representations and warranties of IceWEB and IOI set forth herein shall not be accurate, or conditions precedent set forth herein shall not have been satisfied in all material respects; and

(d) In the event of any such termination, each party shall bear their own expenses.

9.04 Termination after Closing. This Agreement may be terminated after the Closing:

(a) By the mutual consent of IceWEB, IOI, PatriotNet and PCG;

(b) In the event of any such termination, each party shall bear their own expenses.

ARTICLE X
INDEMNIFICATION

10.01 Indemnification by PatriotNet and PCG. PatriotNet and PCG, jointly and severally, hereby indemnify and hold IceWEB and IOI, jointly and severally, harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by IceWEB or IOI and arising out of (a) the breach of any representation or warranty by PatriotNet or PCG, to the extent such breach results in a material adverse effect to the business and operation of IceWEB or IOI taken as a whole, or (b) failure to perform any covenant or obligation required to be performed by them hereunder, or (c) all liabilities of PatriotNet or PCG not being assumed by IOI; provided, however, that PatriotNet and PCG shall not be required to pay to IceWEB or IOI, in the aggregate, any amount greater than the Escrow Amount, and the Escrow Amount shall be the sole source of the payment of any obligations by PatriotNet or PCG under this Agreement.

10.02 Indemnification by IceWEB and IOI. IceWEB and IOI, jointly and severally, hereby indemnify and hold PatriotNet and PCG, jointly and severally, harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by PatriotNet or PCG and arising out of (a) the breach of any representation or warranty by IceWEB or IOI, to the extent such breach results in a material adverse effect to the business and operation of PatriotNet or PCG taken as a whole, or (b) failure to perform any covenant or obligation required to be performed by them hereunder; provided, however, that IceWEB and IOI shall not be required to pay to PatriotNet or PCG any amount greater than US $50,000.00 in the aggregate, said $50,000.00 shall be the sole source of the payment of any obligations by IceWEB or IOI under this Agreement, and said indemnification amount, or any portion thereof, shall not be paid by IceWEB or IOI until and unless liability therefor has been adjudicated by one of the Courts constituting a stipulated venue in Section 11.03 below, to finality.

10.03 Time for Assertion. No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before 12 months from the date hereof.

10.04 Waiver. The sole and exclusive remedy of PatriotNet, PCG, IceWEB and IOI for any breach of any covenant or agreement, or any inaccuracy or other breach of any representation or warranty, contained in this Agreement or any other writing delivered pursuant hereto or in connection herewith, for any indemnification with respect to any tort, violation of law, breach of contract or environmental liability or for any other matter relating to or arising under or in connection with this Agreement or any related agreements, or the transactions contemplated herein or therein shall be the indemnities contained in Sections 10.01 and 10.02, respectively, and the parties hereby waive, release and agree not to assert any other right, whether arising by statute, common law or otherwise in connection therewith.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.01 Waiver. Any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

11.02 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made (a) when delivered personally, including by courier service, (b) three business days following deposit in the United Sates mail, certified mail, return receipt requested, or (c) when transmitted by facsimile provided that electronic confirmation of receipt is retained by the party transmitting such facsimile. The addresses to which notices are to be provided are as follows:

If to IceWEB:	IceWEB, INC.
620 Herndon Parkway, Suite 105
Herndon, Virginia 20170
Attention: Anthony Munno, President
Voice: (703) 344-0940

with a copy to:	Ira S. Saul, PLC
4126 Leonard Drive
Fairfax, VA 22030
Attention: Ira Saul, Esq.

If to IOI:	Iceweb Online, Inc.
620 Herndon Parkway, Suite 105
Herndon, Virginia 20170
Attention: Anthony Munno, President
Voice: (703) 344-0940

with a copy to:	Ira S. Saul, PLC
4126 Leonard Drive
Fairfax, VA 22030
Attention: Ira Saul, Esq.

If to PatriotNet:	PatriotNet, Inc.
10565 Lee Highway
Suite 203
Fairfax, VA 22030
Attention: Chief Executive Officer

with a copy to:	Holland & Knight LLP
1600 Tysons Boulevard, Suite 700
McLean, VA 22102
Attention: Leigh-Alexandra Basha, Esq.
If to PCG:	Patriot Computer Group, Inc.
10565 Lee Highway
Suite 203
Fairfax, VA 22030
Attention: Chief Executive Officer

with a copy to:	Holland & Knight LLP
1600 Tysons Boulevard, Suite 700
McLean, VA 22102
Attention: Leigh-Alexandra Basha, Esq.

Any party may change the address to which notice is to be provided to it by written notice to the other party hereto delivered pursuant to this Section.

11.03 Governing Law; Venue. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the Commonwealth of Virginia, without regard to the choice of laws provisions thereof. In the event of a dispute arising out of or related to this Agreement, all parties agree to litigate said dispute or disputes in either the General District Court of Fairfax County, Virginia or the Circuit Court of Fairfax County, Virginia

11.04 Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

11.05 Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

11.06 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

11.07 Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

11.08 Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

11.09 Limitation on Warranties.

(a) PatriotNet and PCG make no representations or warranties with respect to any projections, forecasts or forward-looking information provided to IceWEB or IOI. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN ARTICLE III, PATRIOTNET AND PCG DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND, EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN ARTICLE III, ICEWEB AND IOI ACKNOWLEDGE THAT THEY WILL BE ACQUIRING THE ASSETS ON AN “AS IS, WHERE IS” BASIS. IceWEB and IOI acknowledge that neither PatriotNet and PCG nor any other person or entity has made any representation or warranty, express or implied, as to the accuracy or completeness of any information which is not included in this Agreement, and neither PatriotNet and PCG nor any other person will have, or be subject to, any liability to IceWEB or IOI, or any of their respective affiliates or any other person or entity resulting from the distribution of any such information to, or use of any such information by, IceWEB or IOI, or any of their respective affiliates, or any of their respective agents, consultants, accountants, counsel or other representatives. Without limitation of the foregoing, to the extent that any memoranda or summaries prepared by PatriotNet and PCG or by any of its advisors or representatives regarding the Business, the Assets or the assumed liabilities as set forth in Schedule 1.12.a are or have been provided to IceWEB or IOI, IceWEB or IOI acknowledges and agrees that no representation or warranty is made to IceWEB or IOI or any of their respective affiliates, or any other person or entity as to the completeness or accuracy of such memoranda or summaries.

(b) IceWEB and IOI make no representations or warranties with respect to any projections, forecasts or forward-looking information provided to PatriotNet or PCG. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN ARTICLES V AND VI, ICEWEB AND IOI DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND, EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN ARTICLES V AND VI, PATRIOTNET AND PCG ACKNOWLEDGE THAT THEY WILL BE ACQUIRING THE ICEWEB SHARES ON AN “AS IS, WHERE IS” BASIS. PatriotNet and PCG acknowledge that neither IceWEB, nor IOI, nor any other person or entity has made any representation or warranty, express or implied, as to the accuracy or completeness of any information which is not included in this Agreement, and neither IceWEB, nor IOI, nor any other person will have, or be subject to, any liability to PatriotNet or PCG, or any of their respective affiliates or any other person or entity resulting from the distribution of any such information to, or use of any such information by, PatriotNet or PCG, or any of their respective affiliates, or any of their respective agents, consultants, accountants, counsel or other representatives. Without limitation of the foregoing, to the extent that any memoranda or summaries prepared by IceWEB and IOI or by any of its advisors or representatives regarding IceWEB or IOI, or the IceWEB Shares, are or have been provided to PatriotNet or PCG, PatriotNet and PCG acknowledge and agree that no representation or warranty is made to PatriotNet or PCG or any of their respective affiliates, or any other person or entity as to the completeness or accuracy of such memoranda or summaries.

(Remainder of page intentionally left blank; signatures on following pages.)

IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement, effective as of the Effective Date.

IOI:

ICEWEB ONLINE, INC.,
a Virginia corporation

By:
Anthony Munno, President
ATTEST:

By:
My Le Phuong, Corporate Secretary

(SEAL)

ICEWEB:

ICEWEB, INC., a Delaware corporation

By:
Anthony Munno, President
ATTEST:

By:
My Le Phuong, Corporate Secretary

(SEAL)

(Signatures continue on following page.)

PATRIOTNET:

PATRIOTNET, INC.,
a Virginia corporation

By:
Cynthia H. de Lorenzi
Chief Executive Officer

ATTEST:

By:
, Corporate Secretary

(SEAL)

PATRIOTNET:

PATRIOT COMPUTER GROUP, INC.,
a Virginia corporation

By:
Cynthia H. de Lorenzi
Chief Executive Officer

ATTEST:

By:
, Corporate Secretary

(SEAL)